UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

Ares Management, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-36429	80-0962035
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2000 Avenue of the Stars, 12th Floor
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

(310) 201-4100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02              Unregistered Sale of Equity Securities

On October 30, 2014, in connection with an agreement to acquire EIF Management, LLC (“Energy Investors Funds”), an asset manager in the energy infrastructure industry, a subsidiary of Ares Management, L.P. (the “Company”) agreed to deliver, and cause certain other subsidiaries of the Company to deliver, up to an aggregate of 1,578,947 units of such subsidiaries (the “Ares Operating Group Units”) at the closing of the transaction. Assuming a full exchange of all Ares Operating Group Units for common units of the Company (together with the Ares Operating Group Units, “Total Units”), the units represent less than 1% of the outstanding Total Units as of October 30, 2014.

The Ares Operating Group Units will be issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, in partial consideration for the sellers’ equity interests in Energy Investors Funds.  One half of the Ares Operating Group Units delivered at the closing of the transaction will be exchangeable on a one-for-one basis for common units upon the election of the holders thereof following the six-month anniversary of the closing of the transaction and the remainder will be exchangeable on a one-for-one basis for common units following the one-year anniversary of the closing of the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT, L.P.

	By:	Ares Management GP LLC, its general partner

Date: November 5, 2014	By:	/s/ Michael D. Weiner
		Name:	Michael D. Weiner
		Title:	Executive Vice President, Chief Legal Officer & Secretary